UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

China Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6586-4790

Mailing Address
8E-C2, Global Trade Mansion, No.9A, GuangHua Rod, Chaovan District, Beijing PR China 100020
Issuer’s telephone Number: 86-10-6586-4790 and Facsimile: 86-10-6586-4790

 Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

China Holdings, Inc. (the “Company”) has retained Mr. Charles Fu as its President. Charles Fu currently serves as the Vice Chairman and President of Golden Autumn Holdings, Inc., a U.S. publicly traded company . Mr. Fu has over 20 years’ experience in foreign investment in China, corporate finance, M & A, and public offerings of China-related companies.  Mr. Fu received his LL.B. from China’s Northwestern Institute of Law & Political Science, his J.D. from the Southern Methodist University School of Law in Dallas, Texas, and his LL.M. from the University of Brussels, Belgium.

Pursuant to the Employment Agreement (the “Agreement”) entered into with Mr. Fu, Mr. Fu will receive an annual compensation of $200,000 which shall be accumulated from December 18, 2007 and will be payable upon the Company raising capital in the minimum amount of $3 million. Mr. Fu will receive a signing bonus of (i) 3,000,000 restricted shares of common stock and (ii) 1,000,000 shares of common which shall be issued under the Company’s Stock Option Plan to be issued to Mr. Fu upon the filing and effectiveness of an amendment to the Company’s Form S-8 Registration Statement. In addition, Mr. Fu shall be entitled to an additional (a) 3,000,000 restricted shares of common stock to be issued on the earlier of July 18, 2008 or the Company raising capital in the minimum amount of $3 million, and (b) 1,000,000 shares of common stock to be issued under the Company’s Stock Option Plan on the earlier of July 18, 2008 or the Company raising capital in the minimum amount of $3 million. The Company has agreed to issue to Mr. Fu 10,000,000 shares of common stock upon the Company raising not less than U.S. $8 million. The Agreement also provides for the issuance of options to purchase an aggregate of 10,000,000 shares of the Company’s common stock to be issued over a period of 5 years provided certain conditions are met as described in the Agreement.

The Agreement can be terminated by the Company upon a minimum of 90 days prior written notice. If the Agreement is terminated for reasons other than cause, as defined in the agreement, Mr. Fu will be entitled to receive the compensation for a period of 6 months (12 months in the event of a change of control, as defined in the Agreement) after the date of termination, provided the Company has raised capital in the minimum amount of $3 million.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Executive Employment and Service Contract dated as of December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings, Inc.

Date: December 21st, 2007	By:	/s/ Julianna Lu
Julianna Lu
Chief Executive Officer

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